Exhibit 3.11

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[Chinese Characters] :

File Number:

Retention Period:

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Letter of Export Processing Zone Administration, MOEA

[Chinese Characters] : 811[Chinese Characters]600[Chinese Characters]

[Chinese Characters] : 07-3682247

[Chinese Characters] : huifang@epza.gov.tw

[Chinese Characters] : [Chinese Characters]

[Chinese Characters] : 07-3611212   [Chinese Characters] : 333

Organ Address: No.600, Chia-Chang Road Nantze, Kaohsiung City 811, Taiwan

Fax: 07-3682247

Email: huifang@epza.gov.tw

Contact Person: Zhong Huifang

Contact Phone: 07-3611212 ext.333

[Chinese Characters] : [Chinese Characters]

[Chinese Characters] : [Chinese Characters]96[Chinese Characters]1[Chinese Characters]9[Chinese Characters]

[Chinese Characters] : [Chinese Characters]09600002150[Chinese Characters]

[Chinese Characters] : [Chinese Characters]

[Chinese Characters] : [Chinese Characters]

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To: NXP Semiconductors Taiwan Ltd.

Document Date: January 9, 2007

Document No.: JJSSHZ NO.09600002150

Importance: Normal

Classification Level, Conditions to Declassify or Confidentiality Term: Common

Appendix: as below

[Chinese Characters] : [Chinese Characters], [Chinese Characters], [Chinese Characters]

Subject: Submission of Your Company’s application for change registration due to change of representative appointed by the legal person shareholder

[Chinese Characters]:

[Chinese Characters]                                 [Chinese Characters]95[Chinese Characters]12[Chinese Characters]28[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters]NXP B.V.

[Chinese Characters]                                 [Chinese Characters]([Chinese Characters] : 89002500)[Chinese Characters] 000845[Chinese Characters]1[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters], [Chinese Characters]30[Chinese Characters]

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Notes:

1.               Reply to Your Company’s application (FFZ NO.28) dated on December 28, 2006

2.               The name of legal person shareholder is changed to NXP B.V.

3.            One original of Company Change Registration Form (Unified Business No.: 89002500) and one original of Bill of Payment (NSHDZ NO.000845) are checked and returned to you.

4.            In the case of any objection to this decision, please submit an appeal to us within 30 days from the second day after this decision is made.

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[Chinese Characters]:

Original: NXP Semiconductors Taiwan Ltd.

Duplicate:

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Division Chief: Zeng Canbao

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According to responsibility stratification provisions, the person in charge of an organ is authorized to publish the Letter.

[Chinese Characters]1[Chinese Characters], [Chinese Characters]1[Chinese Characters]

[Chinese Characters]3[Chinese Characters], [Chinese Characters]1[Chinese Characters]

([Chinese Characters])                                                                         ([Chinese Characters])

(Seal of company)                                                                                                (Seal of company’s legal representative)

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Check when changed                                                                              Check when changed

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Please use oil-based ink when affixing seal and keep seal within the borders of the box.

[Chinese Characters]

Change Registration Form of NXP Semiconductors Taiwan Ltd.

[Chinese Characters] :

[Chinese Characters] : 89002500

[Chinese Characters] : 07-3612511[Chinese Characters]8113

[Chinese Characters] : [Chinese Characters] :

[Chinese Characters] : [Chinese Characters]

Name reservation No.:

Unified Business No.:

Company’s Contact Phone: 07-3612511 ext. 8113

Enterprise with Investment by Overseas Chinese and Foreigners:  ☐  yes  ☐  no

Approved date of establishment:

Original name: NXP Semiconductors Taiwan Ltd.

[Chinese Characters]                                 [Chinese Characters]([Chinese Characters]):[Chinese Characters]

[Chinese Characters]                                 ([Chinese Characters])[Chinese Characters] : (811)[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : [Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] ([Chinese Characters]): 1,000[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] ([Chinese Characters]): 5,330,007,000[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] ([Chinese Characters]): 5,330,007,000[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : 5,330,007[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : 1[Chinese Characters] : 5,330,007[Chinese Characters];2[Chinese Characters]: [Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : [Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : [Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : 3[Chinese Characters]95[Chinese Characters]11[Chinese Characters]30[Chinese Characters]98[Chinese Characters]9[Chinese Characters]23[Chinese Characters]

[Chinese Characters]                                 [Chinese Characters] : 1[Chinese Characters] [Chinese Characters]95[Chinese Characters]11[Chinese Characters]27[Chinese Characters]98[Chinese Characters]9[Chinese Characters]23[Chinese Characters]

[Chinese Characters][Chinese Characters]([Chinese Characters]9, 10, 11, 12[Chinese Characters])

1.               Company’s name (changed): NXP Semiconductors Taiwan Ltd.

2.               (Zip code) company’s address: 10, Chin 5th Rd., Nantze Export Processing Zone, Kaohsiung City 811, Taiwan

3.               Company’s legal representative: Lv Xuezheng

4.               Amount per share (in Arabic numerals): 1,000

5.               Total capital (in Arabic numerals): 5,330,007,000

6.               Total paid-up capital (in Arabic numerals): 5,330,007,000

7.               Number of total shares: 5,330,007 shares

8.               Number of total shares issued: (1) ordinary shares: 5,330,007 shares; (2) special shares:          shares

9.               Number of shares covered by warrants:         shares

10.         Number of shares covered by convertible bonds:         shares

11.         Number and tenure of office of directors: three persons, from November 30, 2006 to September 23, 2009

12.         Number and tenure of office of supervisors: one person, from November 27, 2006 to September 23, 2009

13.         Kind and amount of this capital increase (if the equity kind is merge of 9, 10, 11 and 12, please complete Box 16 below):

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2,                                       [Chinese Characters] : [Chinese Characters]

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4,                                       [Chinese Characters] : [Chinese Characters]

5,                                       [Chinese Characters] : [Chinese Characters]

6,                                       [Chinese Characters] : [Chinese Characters]

7,                                       [Chinese Characters] : [Chinese Characters]

8,                                       [Chinese Characters] : [Chinese Characters]

9,                                       [Chinese Characters] : [Chinese Characters]

10,                                 [Chinese Characters] : [Chinese Characters]

11,                                 [Chinese Characters] : [Chinese Characters]

12,                                 [Chinese Characters] : [Chinese Characters]

(1)          Cash:

(2)          Property other than cash:

(3)          Shares set off by credit rights:

(4)          Reserved funds:

(5)          Dividend and bonus:

(6)          Shares covered by convertible bonds:

(7)          Shares covered by warrants:

(8)          Share exchange:

(9)          Amalgamation:

(10)    Division:

(11)    Share conversion:

(12)    Acquisition:

[Chinese Characters] : [Chinese Characters]

[Chinese Characters] : [Chinese Characters]

14.         Amount of this capital decrease:

15.         Amount of the shares written off due to this amalgamation:

•      [Chinese Characters] : 95[Chinese Characters]1[Chinese Characters]9[Chinese Characters]09600002150 [Chinese Characters]

•      [Chinese Characters]:

•                  Approval Registration Date and Document No.: January 9, 2006, JJSSHZ NO.09600002150

•                  File number:

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(1)          Application shall be made in duplicate. After processing, one copy will be retained by the processing unit and the other shall be issued to the applicant

(2)          In order to facilitate computer processing, please use type or use computer printout to complete this form. Use Arabic numerals. Do not fold, erase, label or alter this form.

(3)          Leave the Boxes for Change Registration Date and Document No. and file number blank.

(4)          If the company’s capital is not substantial due to violation of the company law, the company’s legal representative may be sentenced to not more than five years imprisonment.

(5)          In order to facilitate postal processing, please enter the zip code in the address boxes.

[Chinese Characters]

Change Registration Form of NXP Semiconductors Taiwan Ltd.

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1,                                       [Chinese Characters]

2,                                       [Chinese Characters]

Notes:

1.               If the space provided is insufficient, you may copy and attach sections of this form, and delete unnecessary sections to make space. If this page is insufficient, you may copy this complete page and delete unnecessary sections to make space.

2.               If you are including additional pages please indicate so by checking the appropriate box at the end of this page. Please do not delete it.

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16.         details of the merged or acquired company

Check when changed

Kind of merger & acquisition:

Baseline date of merger & acquisition:

Unified Business No. of the merged or acquired company:

Name of the company:

[Chinese Characters]

Business Scope:

Check when changed

No.:

Code:

Description of business scope:

1,                                       [Chinese Characters]

2,                                       [Chinese Characters]

3,                                       [Chinese Characters]

4,                                       [Chinese Characters]

5,                                       [Chinese Characters]

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8,                                       [Chinese Characters]

(1)       Processing, assembling, manufacturing and selling the finished products, semi-finished products, parts and components of various kinds of electronic products.

(2)       Processing, assembling, manufacturing and selling the machinery, equipment, instruments, relevant accessories, parts and components of the above products.

(3)       Purchasing, domestically and overseas, the semi-finished products, raw materials, parts and components of the originally approved products, and providing the same to overseas parent company or affiliates after inspection.

(4)       Providing technical services of design and manufacturing of integrated circuits.

(5)       Providing industrial and commercial consultation and technical services to the industrial and commercial fields.

(6)       General import trade business (except for licensed business).

(7)       Environmental inspection and testing services.

(8)       Other business relating to the above business.

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Check here if there are additional pages.

Check here if there are no additional pages.

This box for official use only.

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List of Directors and Supervisors ([Cont.])

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Check when changed

No.:

Title:

Name (or name of the legal person):

ID No. (or Unified Business No. of the legal person):

Shares held (shares):

(Zip code) Address or residence (or address of the legal person):

1, [Chinese Characters]

M100017346

5,330,007

(813)[Chinese Characters]17[Chinese Characters]60[Chinese Characters]15[Chinese Characters]

1. Chairman of board of directors

Lv Xuezheng

M100017346

5,330,007

F/15, No.60 Lingminghua 1st Road, 17 Haoxinshang Li, Tso Ying District, Kaohsiung City 813, Taiwan

2, [Chinese Characters]

BA03766100

5,330,007

(   ) 620A Lorong 1 Toa Payoh, Singapore 319762

2. Director

Wen Dakai

BA03766100

5,330,007

(   )  620A Lorong 1 Toa Payoh, Singapore 319762

3, [Chinese Characters]

G101095215

5,330,007

(104)[Chinese Characters]601[Chinese Characters]7[Chinese Characters]1

3. Director

Wang Junjian

G101095215

5,330,007

F/7, No.601, 11th Lingmingshui Road, Chenggong Li, Jhongshan District, Taipei City 104, Taiwan

4, [Chinese Characters]

ND71422574

5,330,007

(   ) Dorpsstraat 5A, 5561 AS Riethoven, The Netherlands

4. Supervisor

Kuan Tan

ND71422574

5,330,007

(   )  Dorpsstraat 5A, 5561 AS Riethoven, The Netherlands

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List of Managers ([Cont.])

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[Chinese Characters] : 0

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Check when changed

No.:

Title:

Name:

ID No.:

Date started (year/month/date):

Shares held (shares): 0

(Zip code) Address or residence:

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Represented Legal Person ([Cont.])

([Chinese Characters])

01 - 04

NXP B.V.

(  )  High Tech Campus 60, 5656 AG Eindhoven, The Netherlands

Check when changed

No.:

No. of directors and supervisors:

Name of the represented legal person:

Unified Business No. of the legal person:

(Zip code) company’s address:

01 - 04

NXP B.V.

(   ) High Tech Campus 60, 5656 AG Eindhoven, The Netherlands

[Chinese Characters]

Check here if there are additional pages.

Check here if there are no additional pages.

This box for official use only.